UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2005

Cowlitz Bancorporation
(Exact Name of Registrant as specified in its charter)

Washington	0-23881	91 - 529841
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

927 Commerce Ave.
Longview, Washington 98632
Address of Principal Executive Office and Zip Code

Registrant's telephone number including area code 360-423-9800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02             Results of Operations and Financial Condition.

        On July 28, 2005, Cowlitz Bancorporation issued a press release announcing financial results for the second quarter of 2005. A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Exhibits.
99.1 Press Release

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWLITZ BANCORPORATION (Registrant)

Date:	July 28, 2005	By:	/s/ Richard J. Fitzpatrick
Richard J. Fitzpatrick, Chief Executive Officer

EXHIBIT 99.1

July 28, 2005 5:00 p.m. Pacific Time
Company Press Release

SOURCE:	Cowlitz Bancorporation
CONTACTS:	Richard J. Fitzpatrick, Chief Executive Officer
Randy V. Blake, Chief Financial Officer
(360) 423-9800

Cowlitz Bancorporation Announces a 56% Increase in Earnings

LONGVIEW, Wash., July 28, 2005 /PRNewswire/ --

FlashResults
Cowlitz Bancorporation (NASDAQ: CWLZ)
(Numbers in Thousands, Except Per Share Data)

	Three Months Ended 6/30/05	Three Months Ended 6/30/04	Six Months Ended 6/30/05	Six Months Ended 6/30/04
Net Interest Income	$3,391	$2,948	$6,552	$5,814
Net Income	$687	$439	$1,329	$836
Average Diluted Shares	4,321	4,116	4,315	4,124
Diluted EPS	$0.16	$0.11	$0.31	$0.20

Cowlitz Bancorporation (NASDAQ: CWLZ - news) today reported a 56% increase in net income to $687,000 or $0.16 per diluted share for the second quarter of 2005, compared to net income of $439,000 or $0.11 per diluted share during the second quarter of 2004. Net income for the six months ended June 30, 2005 increased 59% to $1,329,000 or $0.31 per diluted share compared to $836,000 or $0.20 per diluted share for the same period of 2004. "The improved economy and the addition of high quality commercial bankers continues to fuel our commercial loan growth, which has increased $19 million or 10.2% since December 31, 2004," said Richard J. Fitzpatrick, President and CEO of Cowlitz Bancorporation and Cowlitz Bank.

Total non-performing assets increased to $1.6 million at June 30, 2005 compared to $818,000 at December 31, 2004 and $1.3 million at June 30, 2004. The ratio of non-performing assets to total assets was 0.54% at June 30, 2005 compared to 0.30% at December 31, 2004 and 0.48% at June 30, 2004. "The increase in non-performing assets is attributable to a single loan for $973,000, 100% guaranteed by the USDA. The Bank received the payoff on this loan shortly after the end of the quarter," said Ernie Ballou, Executive Vice President and Chief Credit Administrator.

"With the completion of our trust preferred securities offering in April, we have sufficient capital to continue expansion in our markets. Bank staff is already working on opening a full service branch in the Vancouver market," said John S. Maring, Chairman of the Cowlitz Bank Board of Directors.

The Company's provision for loan losses was $60,000 and $100,000 for the three months ended June 30, 2005 and 2004, respectively. During the six months ended June 30, 2005, Cowlitz Bank charged $38,000 to its allowance for loan losses, which was offset by a $117,000 recovery. At June 30, 2005, the loan loss reserve was $3.9 million, or 1.89% of total loans.

Total assets at June 30, 2005 were $301.9 million compared to $273.3 million at December 31, 2004, and $259.8 million at June 30, 2004.

Cowlitz Bancorporation is the holding company of Cowlitz Bank. In addition to its four branches in Cowlitz County Washington, Cowlitz Bank's divisions include Bay Bank located in Bellevue and Vancouver, Washington and Portland and Wilsonville, Oregon; and Bay Mortgage, with offices in Longview and Vancouver, Washington. Cowlitz specializes in commercial banking services for Northwest businesses, professionals, and retail customers. In addition to commercial and retail banking, financial services include mortgage origination and trust services.

Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those discussed in this press release as a result of risk factors identified in the Company's Form 10-K for the year ended December 31, 2004, filed with the SEC. Specific risks in this release relate to the adequacy of the Company's capital resources and, our ability to open a full service Vancouver branch.

INCOME STATEMENT	Three Months Ended Jun 30,			Six Months Ended Jun 30,

	2005	2004		2005	2004

Interest income	$4,501	$3,684		$8,613	$7,304
Interest expense	1,110	736		2,061	1,490

Net interest income	3,391	2,948		6,552	5,814
Provision for loan losses	60	100		60	87

Net interest income after loan loss provision	3,331	2,848		6,492	5,727
Non-interest income	562	722		1,180	1,530
Non-interest expense	2,959	3,017		5,874	6,190

Income before provision for income taxes	934	553		1,798	1,067
Provision for income taxes	247	114		469	231

Net income	$687	$439		$1,329	$836

Basic earnings per weighted average
share of common stock	$0.16	$0.11		$0.32	$0.21

Diluted earnings per weighted average
share of common stock	$0.16	$0.11		$0.31	$0.20

Weighted average shares outstanding
Basic	4,176,724	3,914,493		4,175,440	3,910,436
Diluted	4,321,444	4,116,249		4,314,594	4,123,664

Actual shares outstanding	4,186,446	3,917,975		4,186,446	3,917,975
Efficiency Ratio	74.85%	82.21%		75.97%	84.29%
Number of full-time equivalent employees				114	105

	Three Months Ended Jun 30,			Six Months Ended Jun 30,

SELECTED AVERAGES	2005	2004		2005	2004

Average interest-earning assets	$267,564	$ 240,435		$ 263,368	$237,254
Total average assets	$291,696	$ 264,222		$ 286,858	$261,343
Average interest-bearing liabilities	$194,663	$ 173,980		$ 192,073	$171,759
Average equity	$36,747	$ 32,452		$ 36,149	$32,473

BALANCE SHEET	Jun 30, 2005		Dec 31, 2004		Jun 30, 2004

Total assets	$301,831		$273,286		$259,754
Securities available for sale	$55,634		$60,005		$57,325
Securities held to maturity	$-		$-		$100
Loans, net of allowance for loan losses	$204,796		$185,550		$166,135
Loans held for sale	$-		$-		$-
Bank Owned Life Insurance	$11,250		$8,585		$8,406
Goodwill	$852		$852		$852

FINANCIAL HIGHLIGHTS
(Unaudited - $ in thousands, except per share data)

Other intangible assets	$-		$-		$103
Deposits	$249,074		$234,610		$223,549
Borrowings	$13,257		$986		$2,582
Equity	$37,151		$35,698		$32,149

Book value per share	$8.87		$8.55		$8.21
Tangible book value per share	$8.67		$8.35		$7.96
Tier 1 leverage capital ratio	12.33%		12.60%		11.63%

	Three Months Ended Jun 30,			Six Months Ended Jun 30,

RATIOS ANNUALIZED	2005	2004		2005	2004

Return on average assets	0.94%	0.66%		0.93%	0.64%
Return on average equity	7.48%	5.41%		7.35%	5.15%
Average equity/ average assets	12.60%	12.28%		12.60%	12.43%
Interest rate yield on interest-earning assets	6.73%	6.13%		6.54%	6.16%
Interest rate expense on interest-bearing liabilities	2.28%	1.69%		2.15%	1.73%
Interest spread	4.45%	4.44%		4.39%	4.43%
Net interest margin	5.07%	4.90%		4.98%	4.90%

	Six Months Ended Jun 30,

ALLOWANCE FOR LOAN LOSSES	2005	2004

Balance at beginning of period	$3,796	$3,968
Provision for loan losses	60	87
Recoveries	117	198
Charge Offs	(38)	(211)

Balance at end of period	$3,935	$4,042

Loan loss allowance/gross loans	1.89%	2.38%
Loan loss allowance/non-performing loans	404.42%	805.18%

NON-PERFORMING ASSETS	Jun 30, 2005		Dec 31, 2004	Jun 30, 2004

Accruing loans – over 90 days past due	$-		$1		$7
Nonaccrual loans	973		84		495

Total non-performing loans	973		85		502
Other real estate owned	643		733		757
Other assets	-		-		-

Total non-performing assets	$1,616		$818		$1,259

Total non-performing assets/total assets	0.54%		0.30%		0.48%